Exhibit 10.3

WAIVER UNDER SECOND AMENDED AND

RESTATED PURCHASE AND SALE AGREEMENT

THIS WAIVER (this “Waiver”), dated as of February 5, 2008, is by and among SIRVA RELOCATION LLC, EXECUTIVE RELOCATION CORPORATION and SIRVA GLOBAL RELOCATION, INC. (collectively, the “Originators”); and SIRVA RELOCATION CREDIT, LLC (the “Buyer”).

PRELIMINARY STATEMENTS

A.            Reference is made to that certain Second Amended and Restated Purchase and Sale Agreement, dated as of December 22, 2006, among the Originators and the Buyer (as amended, modified or supplemented from time to time, the “Purchase Agreement”).  Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Purchase Agreement.

B.            SIRVA Inc. and all of its domestic subsidiaries, other than the Buyer, intend to commence bankruptcy proceedings, on or about February 5, 2008, under Chapter 11 of Title 11 of the United States Code (such proceedings, including any subsequent conversion of the same to “Chapter 7” proceedings and/or following the appointment of a bankruptcy trustee, the “Chapter 11 Proceedings”).

C.            Section 6.2 of the Purchase Agreement provides that the purchase and sale of Receivables thereunder will automatically terminate upon the occurrence of a Bankruptcy Event with respect to an Originator, which would include the commencement of the Chapter 11 Proceedings.

D.            The Buyer and the Originators have agreed to waive the occurrence of the automatic termination provision of Section 6.2 of the Purchase Agreement, solely as it relates to the commencement of the Chapter 11 Proceedings.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Waiver of Section 6.2 of the Purchase Agreement.  As of the Effective Date (as set forth in Section 2 below), the parties hereto waive the occurrence of the automatic termination provision of Section 6.2 of the Purchase Agreement, solely as it relates to the commencement of the Chapter 11 Proceedings; it being understood that this waiver of Section 6.2 relating to the commencement of the Chapter 11 Proceedings does not constitute an amendment of the Purchase Agreement or constitute a waiver of Section 6.2 of the Purchase Agreement other than as expressly set forth in this paragraph.  Accordingly, other than with respect to the commencement of the Chapter 11 Proceedings, the terms and conditions of the Purchase Agreement and each of the other Transaction Documents remain unchanged and in full force and effect.

SECTION 2.  Effective Date.  This Waiver shall become effective as of the date hereof (the “Effective Date”), upon receipt by the Agent, or its counsel, of counterparts of this Waiver, duly executed by each of the parties hereto.

SECTION 3.  Reference to and Effect on the Transaction Documents.

(a)           Except as specifically set forth above, the terms and conditions of the Purchase Agreement and all other Transaction Documents and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.

(b)           The execution, delivery and effectiveness of this Waiver shall not operate as a waiver of any right, power or remedy of the Buyer or the Agent under the Purchase Agreement or any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth herein.

SECTION 4.  Execution in Counterparts.  This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Waiver by telecopier or other electronic delivery shall be effective as delivery of a manually executed counterpart of this Waiver.

SECTION 5.  Governing Law.  This Waiver shall be governed by, and construed in accordance with, the internal laws (and not the law of conflicts) of the State of Illinois.

SECTION 6.  Headings.  Section headings in this Waiver are included herein for convenience of reference only and shall not constitute a part of this Waiver for any other purpose.

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed by their respective officers as of the date first above written.

SIRVA RELOCATION CREDIT, LLC

By:	/s/ Douglas V. Gathany
Title: President

SIRVA RELOCATION LLC

By:	/s/ Douglas V. Gathany
Title: Treasurer

EXECUTIVE RELOCATION CORPORATION

By:	/s/ Douglas V. Gathany
Title: Treasurer

SIRVA GLOBAL RELOCATION, INC.

By:	/s/ Douglas V. Gathany
Title: Treasurer

Waiver Under Second Amended and Restated Purchase Agreement